INTELECT COMMUNICATIONS SYSTEMS LIMITED
                PROXY SOLICITED BY DIRECTORS FOR SPECIAL MEETING
                                December 4, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, having received the notice of special meeting and proxy statement, hereby appoint Herman M. Frietsch and Edwin J. Ducayet, Jr., and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the undersigned in Intelect Communications Systems Limited at the special meeting of shareholders to be held on December 4, 1997 and at any adjournments thereof.

      The directors recommend a vote FOR each of the items below.

      1. To approve a proposal to approve an Agreement and Plan of Merger by and among the Company, Intelect Communications, Inc. ("Intelect (Delaware)"), a Delaware corporation that is currently a wholly-owned subsidiary of the Company, and Intelect Merger Co. ("Merger Co."), a newly-formed Delaware wholly-owned subsidiary of Intelect (Delaware), the principal effect of which will be to change the domicile of the Company so that it will be a publicly traded U.S. domiciled corporation and pursuant to which the shareholders of the Company will exchange their shares in the Company for shares in Intelect (Delaware).

                      FOR [ ]           AGAINST [ ]         ABSTAIN [ ]

      2. In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors as of the date of the accompanying proxy statement, matters incident to the conduct of the meeting and to vote for any nominee of the Board whose nomination results from the inability of any of the above named nominees to serve.

      UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE FOR THE PROPOSAL TO CHANGE THE DOMICILE OF THE COMPANY.

      Please sign exactly as name appears below.

      Dated: __________________________, 1997

                                          When shares are held by joint tenants,
                                          both should sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title. If a corporation, please sign
                                          in full corporate name by president or
                                          other authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized person.

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Signature if held jointly

                   PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE